UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

K12 INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 27, 2020
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2020 Annual Meeting of Stockholders of K12 Inc. (“Annual Meeting”) to be held via live webcast at www.virtualshareholdermeeting.com/LRN2020 on Tuesday, December 15, 2020, at 10:00 A.M., Eastern Time. You will not be able to attend the Annual Meeting in person. You will be able to vote and submit your questions at the website listed above during the Annual Meeting. Details regarding the Annual Meeting and the matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON (VIRTUALLY).
We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the internet or by telephone, if permitted by the broker or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting, does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of K12.
Sincerely,
Nathaniel A. Davis
Chairman of the Board of Directors and Chief Executive Officer

K12 INC.
NOTICE OF 2020 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON
DECEMBER 15, 2020
The annual meeting of stockholders of K12 Inc., a Delaware corporation (“Company”), will be conducted via a live webcast at www.virtualshareholdermeeting.com/LRN2020 on Tuesday, December 15, 2020, at 10:00 A.M., Eastern Time (“Annual Meeting”). You will not be able to attend the Annual Meeting in person. You will be able to vote and submit your questions at the website listed above during the Annual Meeting.
The Company is excited to embrace the environmentally friendly virtual meeting format, which it believes will enable increased stockholder attendance and participation. A virtual meeting format is also consistent with coronavirus pandemic (“COVID-19”) social distancing measures in place at the time of this filing for protection of public health. During this virtual Annual Meeting, you may ask questions and will be able to vote your shares electronically. You may also submit questions in advance of the Annual Meeting by visiting www.virtualshareholdermeeting.com/LRN2020. The Company will respond to as many inquiries at the Annual Meeting as time allows.
At the Annual Meeting, stockholders will be asked to:
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Elect ten (10) directors to the Company’s Board of Directors each to serve for a one-year term;

2.
Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company (“Say on Pay”);

3.
Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021; and

4.
Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on October 19, 2020, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders for the fiscal year ended June 30, 2020 (“Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 (“fiscal 2020”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 12, 2020.
We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 27, 2020.
You can attend the Annual Meeting at www.virtualshareholdermeeting.com/LRN2020 and login by entering the 16-digit control number found on your proxy card, voting instruction form or notice. Once admitted, you may participate in the Annual Meeting, submit questions on proxy-related items or items of business to be considered at the Annual Meeting, vote, or view a list of the stockholders, entitled to vote at the Annual Meeting during the whole time of the Annual Meeting by following the instructions that will be available on the Annual Meeting website.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 2300 Corporate Park Drive, Herndon, VA, 201717. If our headquarters are closed for health and safety reasons related to COVID-19 during such period, the list of stockholders will be made available for inspection upon request via email to: OGC@K12.com subject to our satisfactory verification of stockholder status.
Your vote is important to us. We encourage you to read the Proxy Statement and then vote by Internet, by phone, or by signing, dating and returning your proxy card (if you request a paper copy) at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.
Sincerely,
Vincent W. Mathis
Executive Vice President, General Counsel and Secretary
Herndon, VA
October 27, 2020
IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2020
The 2020 Proxy Statement and the 2020 Annual Report are available at: www.edocumentview.com/LRN.

i

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 15, 2020
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 27, 2020 we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders entitled to vote at the Annual Meeting. The Notice tells you how to:
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View our proxy materials for the Annual Meeting, including this Proxy Statement and the K12 Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2020, on the Internet and vote; and

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Instruct us to send proxy materials to you by mail or email.

This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held via a live webcast at www.virtualshareholdermeeting.com/LRN2020, on Tuesday, December 15, 2020, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof  (“Annual Meeting”). “K12,” “we,” “our,” “us” and the “Company” each refer to K12 Inc. The mailing address of our principal executive offices is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement will be made available on or about October 27, 2020, to holders of record as of the close of business on October 19, 2020 of our common stock, par value $0.0001 per share (“Common Stock”).
VOTING SECURITIES
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board of Directors has fixed the close of business on October 19, 2020 as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 41,536,151 shares of Common Stock outstanding and entitled to vote.
Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Quorum and Vote Required
The presence, in person (virtually) or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is present, a plurality of votes present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the members of the Board of Directors; and an affirmative vote of a majority of the votes present in person (virtually) or represented by proxy at the Annual Meeting is required for (i) the non-binding advisory resolution approving the executive compensation of the named executive officers of the Company, (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 (“fiscal 2021”), and (iii) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Voting; Proxies; Revocation
Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the

Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:
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FOR the election of each of the Board of Director nominees named in Proposal 1;

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FOR Proposal 2, the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company;

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FOR Proposal 3, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021; and

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In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (iii) voting again via the Internet, including during the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.
Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding Common Stock entitled to vote.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
The Company has retained D. F. King & Co. (“DF King”) to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (800) 431-9633 (banks and brokers may call (212) 269-5550) or via email at K12@dfking.com.
Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual

Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person (virtually) or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS
The following addresses some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.
Why am I receiving this Proxy Statement?
The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on October 19, 2020, the Record Date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to cast a vote and provides information on those matters so that you can make an informed decision.
Why is K12 calling the Annual Meeting?
We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon Annual Meeting matters, including (i) the election of directors, (ii) a non-binding advisory resolution approving the compensation of the Company’s named executive officers, and (iii) the ratification of the appointment of our independent registered public accounting firm.
Why is this Annual Meeting being held virtually?
Due to the travel and community gathering impacts of COVID-19, the Company is moving to an online format for the Annual Meeting. In addition, we believe that hosting the Annual Meeting online enables increased attendance and participation from locations around the world, reduces costs and aligns with the Company’s broader sustainability goals. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote FOR the election of each of the Board of Director nominees named in Proposal 1 and FOR each of Proposals 2 and 3.
What do I need to do now?
After carefully reading and considering the information in this Proxy Statement, please vote electronically via the Internet or by telephone by following the instructions provided by your bank or broker or complete, date, sign and promptly mail the proxy card (if you request a paper copy) in the envelope provided, which requires no postage if mailed in the United States.
May I vote during the Annual Meeting?
Yes. If you were a stockholder of record as of the close of business on October 19, 2020, you may vote your shares via the Internet during the Annual Meeting instead of voting in advance by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting.
How do I vote if my shares are held in “street name” by my bank, broker or agent?
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. To vote in person (virtually) at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
If my shares are held in “street name” by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?
Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors in Proposal 3), but not with respect to non-routine matters (such as Proposals 1 and 2). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote” as to non-routine matters. Broker non-votes on non-routine matters will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.
Can I revoke my proxy and change my vote?
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting. If you are a stockholder of record, your proxy can be revoked in several ways: by timely delivery of a written revocation to our corporate secretary, by submitting another valid proxy bearing a later date or by attending the Annual Meeting and voting your shares in person (virtually), even if you have previously voted using one of the available methods.
When and where is the Annual Meeting?
The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/LRN2020 on Tuesday, December 15, 2020 at 10:00 A.M., Eastern Time.
What do I need to attend the virtual Annual Meeting?
We will be hosting our Annual Meeting via live webcast. Stockholders can attend the Annual Meeting online at www.virtualshareholdermeeting.com/LRN2020. The webcast will begin at 10:00 A.M., Eastern time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 A.M. (Eastern Time), and you should allow ample time for the online check-in procedures. In order to participate in the Annual Meeting, you will need the 16-digit control number included in your notice, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 A.M. (Eastern Time). Additional rules of conduct regarding the Annual Meeting may be provided during the Annual Meeting.
How can I submit a question at the Annual Meeting?
If you would like to submit a question for the Annual Meeting, you may type your question into the dialog box provided at any point during the virtual Annual Meeting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any technical difficulties with accessing the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log in page.

Who can help answer my questions regarding the Annual Meeting or the proposals?
You may contact K12 to assist you with questions about the Annual Meeting. You may reach K12 at:
K12 Inc.
Attention: Investor Relations
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000
You may also contact DF King to assist you with questions about proxies or voting. You may reach DF King at:
D.F. King & Co., Inc.,
48 Wall Street, 22nd Floor
New York, New York 10005
(800) 431-9633
Banks and brokers may call (212) 269-5550

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long-term and to achieve its educational mission. The Board of Directors also has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board of Directors enhances the Company’s corporate governance practices. The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company, consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.K12.com under the K12 Corporate-Investor Relations-Governance section.
Our corporate governance and business conduct best practices include:
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Regular executive sessions of non-management directors;

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Independent directors except our Chairman of the Board and Chief Executive Officer (“CEO”);

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An over-boarding policy limiting other board service;

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A Lead Independent Director with delineated authority and responsibility;

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Director and executive officer stock ownership guidelines; and

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A policy prohibiting hedging, pledging and short sales of our stock.

We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended, (“Exchange Act”) regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.
Board of Directors
Term of Office.   All directors of the Company serve terms of one year and until the election and qualification of their respective successors.
Attendance at Board and Committee Meetings and the 2019 Annual Meeting.   Our Board of Directors met seven times in person or telephonically during fiscal 2020. Each director attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Mr. Davis was the only member of our Board of Directors to attend our 2019 annual meeting of stockholders. Our director attendance policy is included in our Corporate Governance Guidelines, which is available on our website at www.K12.com.
Communication with Directors.   Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors or an individual director, or our management or independent advisors and will determine whether any response is necessary.

Director Independence
Our Board of Directors has affirmatively determined that each of our non-employee directors is “independent” as defined in the currently applicable listing standards of the New York Stock Exchange (“NYSE”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). Mr. Davis is not independent under either NYSE or SEC rules because he is an executive officer of the Company. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors, other than Mr. Davis, will serve as an independent director.
Board of Directors Leadership Structure
Our Board of Directors is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board of Directors with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. The Board of Directors has evaluated its leadership structure and determined that Mr. Davis should serve as Chairman of the Board and that Dr. Craig Barrett should serve as Lead Independent Director.
Chairman.   Our Board of Directors elects a chairman from among the directors and determines whether to separate or combine the roles of chairman and chief executive officer based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances. The determination to appoint Mr. Davis as Chairman was based on a number of factors that made him particularly well suited for the role. These factors included his prior position as Chairman and CEO, his prior service on the Board of Directors and its Compensation Committee, and his understanding of the Company’s business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Davis to provide strong and effective leadership to the Board of Directors and to ensure that the Board of Directors is informed of important issues. In consultation with our Lead Independent Director, the Chairman sets the agenda for the regular and special meetings of the Board of Directors, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board of Directors.
Lead Independent Director.   The role of the Lead Independent Director is to facilitate communications between the Chairman and CEO and the independent directors and the committees of the Board of Directors. In doing so, the Lead Independent Director, Dr. Barrett, serves as the liaison between the Board of Directors and the Chairman and CEO, thereby giving guidance to management in meeting the objectives set by the Board of Directors and monitoring compliance with corporate governance policies. Additionally, the Lead Independent Director serves as a liaison between the Board of Directors and stockholders. The Lead Independent Director has the authority to call meetings of the independent directors and chairs executive sessions of the Board of Directors during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Chairman and CEO to function in the most effective manner. The Board of Directors believes the Lead Independent Director provides additional independent oversight of executive management and Board matters.
Executive Sessions of the Board.   Our Board of Directors holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board of Directors. The independent directors also may meet without management present at other times as requested by any independent director. As Lead Independent Director, Dr. Barrett chairs the executive sessions of the Board of Directors.
Committees of the Board of Directors
The standing committees of our Board of Directors are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Academic Committee. As of the date of this Proxy Statement, membership on the committees of the Board of Directors is as follows:

Audit Committee
The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Mr. Fink, who serves as the Chairman, Mr. Cohen and Ms. Harker. Our Board of Directors has determined that each of Messrs. Cohen and Fink and Ms. Harker qualify as independent directors under the applicable NYSE listing requirements and SEC regulations.
The Audit Committee met 13 times during fiscal 2020. Mr. Fink engaged in routine separate communications with the Company’s external auditors and Chief Financial Officer, held the required executive sessions at each meeting, and requested participation by outside counsel, as needed. The Audit Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. In addition, our Board of Directors has determined that Messrs. Cohen and Fink and Ms. Harker are each an audit committee financial expert, as that term is defined under the Exchange Act. Under its charter, the responsibilities of the Audit Committee include:
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discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

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approving the audited financial statements of the Company to be included in our Annual Report on Form 10-K;

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selecting annually an independent registered public accounting firm;

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pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm; and

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reviewing and discussing with management significant accounting matters and disclosures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.
Compensation Committee
The Compensation Committee consists of Mr. Knowling, who serves as the Chairman, and Messrs. Engler and Fink. Our Board of Directors has determined that each of Messrs. Engler, Fink and Knowling qualifies as an independent director within the meaning of the applicable NYSE listing requirements and SEC regulations.

The Compensation Committee met five times during fiscal 2020. The Compensation Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. These include:
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reviewing the compensation philosophy of our Company;

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reviewing, approving and recommending corporate goals and objectives relating to the compensation of our Chairman and CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Chairman and CEO’s total compensation;

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reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

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considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;

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performing such duties and exercising such authority as may be assigned by the Board of Directors, including under the terms of our equity incentive and bonus plans; and

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discussing the Compensation Committee’s views and initiatives around Environmental, Social and Governance (“ESG”) for the Company.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ms. McFadden, who serves as the Chairman, Messrs. Bron and Engler and Ms. Alvarez. Our Board of Directors has determined that each of Mmes. McFadden and Alvarez and Messrs. Bron and Engler qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations. Our Board of Directors has adopted Corporate Governance Guidelines which are available on our website at www.K12.com.
The Nominating and Corporate Governance Committee met two times during fiscal 2020. The Nominating and Corporate Governance Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board of Directors:
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personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today’s business and regulatory environment;

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experience in the field of education policy and administration;

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service as a board member of another publicly traded company;

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practical and mature business judgment, including the ability to make independent analytical inquiries; and

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diversity of the Board of Directors, which includes gender, racial and ethnic diversity, as well a diversity of backgrounds and experiences.

The Board of Directors strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess a mix of the appropriate backgrounds, talent, gender, race, perspectives, skills and expertise to oversee the Company’s business. Currently, our ten-member Board has two Hispanic directors, two African American directors, and three female directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing no later than the close of business on the

90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the corporate secretary of the Company at K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.
On the recommendation of the Nominating and Corporate Governance Committee, Ms. Harker was appointed to the Board of Directors and the Audit Committee. Accordingly, she is standing for election as a director for the first time. Our directors as a group recommended Ms. Harker to the Nominating and Corporate Governance Committee, which evaluated her prior to her appointment to the Board of Directors.
The Nominating and Corporate Governance Committee also discussed and determined the allocation of responsibilities for the entire Board of Directors and each committee around ESG actions and performance and tasked a management team with a regular evaluation of all metrics in this area.
Academic Committee
The Academic Committee consists of Dr. Barrett, who serves as the Chairman, and Messrs. Cohen and Engler. The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve.
The Academic Committee has a charter, available on our website at www.K12.com, setting forth the structure, powers and responsibilities of the Academic Committee. Members of the Academic Committee participated in three meetings of the Company’s Educational Advisory Committee (“EAC”) during fiscal 2020. Under its charter, the responsibilities of the Academic Committee include:
•
monitoring the effectiveness of the Company’s education products and services;

•
participating in the meetings of the Company’s EAC;

•
obtaining information, data, and recommendations from the Company’s Chief Academic Officer to assist in its decision making;

•
evaluating and implementing, as necessary, the proposals of the EAC; and

•
reporting and recommending to the Board of Directors to maximize the Company’s ability to provide an effective education to students enrolled in the schools served by the Company.

Risk Management
Our Board of Directors believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our Chairman and CEO and our senior management at meetings of our Board of Directors or when members of our Board of Directors seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements, or information technology cybersecurity protections and preparedness. Because our Chairman and CEO sets the agenda for the Board of Directors’ meetings, each functional division of the Company can identify risk-related topics that may require added attention, which have included evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, information security, and succession planning. Each quarter, our Chairman and CEO also presents an assessment of the strategic, financial and operational issues facing the Company, which frequently includes a review of associated risks and opportunities.
Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of enterprise risk management. The Committee, along with the senior management, hired a head of internal audit, who reports to the Audit Committee, and with whom the Committee meets regularly. In fiscal 2020, the Audit Committee continued to work directly with a major independent accounting firm to support the Company’s internal audit function in risk management. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.
While our Board of Directors is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas:
•
The Audit Committee oversees financial reporting and internal controls, school and corporate compliance, cybersecurity, and operations risk and discusses with management the Company’s policies with respect to those matters. Our internal audit department prepares various risk management reports that are provided to the Audit Committee on a quarterly basis, or as needed. The reports to the Audit Committee also include an evaluation by our Chief Information Officer regarding the security of our information systems and the initiatives we undertake to continually assess vulnerabilities and take preventative measures. The Audit Committee reports on our cybersecurity measures in its regular reports to the Board of Directors. In addition, the Audit Committee assists the Board of Directors in the oversight of legal risk management. A Legal Compliance and Ethics Committee (consisting of senior management members) maintains a Legal Compliance and Ethics Program, which includes a Chief School Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee provides reports to the Audit Committee on the Company’s legal risks and compliance-related matters in the schools we serve and at the corporate level.

•
Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee Report which begins on page 45.

•
Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board of Directors, succession planning for our directors and corporate governance.

Director Compensation for Fiscal 2020
In fiscal 2020, pursuant to our Amended Non-Employee Directors Compensation Plan (“Directors Compensation Plan”), our non-employee directors were eligible to receive annual cash retainers for service on the Board of Directors and assigned committees and annual restricted stock awards. Mr. Davis, our Chairman and CEO, received no additional compensation for his service on our Board of Directors.
Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of  $70,000 and an additional amount for each committee on which the non-employee director serves, as shown below:
	Additional Cash Retainer
Committee	Chair	Member
Audit Committee	$35,000	$10,000
Compensation Committee	$15,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$5,000
Academic Committee	$5,000	$5,000
In January 2020, each non-employee director received an annual restricted stock award valued at $120,000 as of the grant date, with the shares of our Common Stock underlying such awards vesting fully one year from the date of the grant. Following an evaluation of our director compensation program based on a competitive analysis prepared by Compensia of our director compensation levels relative to our compensation peer group, in February 2020, the Committee recommended, and the Board of Directors approved, increasing the value of the annual restricted stock award under our Directors Compensation Plan from $120,000 to $145,000.
The annual cash retainer, including the committee fees, and the annual restricted stock award may be deferred in the form of deferred stock units under our Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”).
The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2020, including amounts that were deferred under the Directors Deferred Compensation Plan:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Aida M. Alvarez (2)	78,750	120,000	198,750
Craig R. Barrett (3)	75,000	120,000	195,000
Guillermo Bron (4)	75,000	120,000	195,000
Robert L. Cohen (5)	85,000	120,000	205,000
John M. Engler (6)	85,000	120,000	205,000
Steven B. Fink (7)	110,000	120,000	230,000
Victoria D. Harker (8)	20,000	108,163	128,163
Robert E. Knowling, Jr. (9)	85,000	120,000	205,000
Liza McFadden (10)	80,000	120,000	200,000

(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with FASB ASC Topic 718. On January 2, 2020, each non-employee director who held such position at the beginning of the calendar year was eligible to receive an award of 5,961 shares of restricted stock. Ms. Alvarez, Mr. Cohen, Mr. Knowling and Ms. McFadden elected to receive their awards in deferred stock units under the Directors Deferred Compensation Plan. The restricted stock and deferred stock units vest on January 2, 2021.

(2)
As of June 30, 2020, Ms. Alvarez held 5,961 unvested deferred stock units.

(3)
As of June 30, 2020, Mr. Barrett held 5,961 unvested restricted shares.

(4)
As of June 30, 2020, Mr. Bron held 5,961 unvested restricted shares.

(5)
As of June 30, 2020, Mr. Cohen held 5,961 unvested deferred stock units.

(6)
As of June 30, 2020, Mr. Engler held 5,961 unvested restricted shares.

(7)
As of June 30, 2020, Mr. Fink held 5,961 unvested restricted shares.

(8)
Ms. Harker joined the Board of Directors in April 2020. The amounts shown represent a prorated portion of Ms. Harker’s annual retainer and annual restricted stock award of  $145,000 based on her partial year of service. As of June 30, 2020, Ms. Harker held 5,284 unvested restricted shares

(9)
As of June 30, 2020, Mr. Knowling held 5,961 unvested deferred stock units.

(10)
As of June 30, 2020, Ms. McFadden held 5,961 unvested deferred stock units.

Please see the Security Ownership of Certain Beneficial Owners and Management table starting on page 50 for additional information on the beneficial ownership of the Company’s Common Stock by each of our directors.
Director Stock Ownership Guidelines
The Company encourages each director to purchase shares of the Company’s Common Stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, we maintain minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, non-employee directors must hold shares of the Company’s Common Stock equal to the lesser of: (i) three times the annual cash retainer and (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by September 28, 2021 or five years after they begin Board service, whichever date is later. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with this policy or are within the period to accumulate the specified level of ownership.
Deferred Compensation Plan for Non-Employee Directors
Our non-employee directors may elect, pursuant to our Directors Deferred Compensation Plan, to defer payment of all or a portion of their cash and equity compensation for service on the Board of Directors. In the case of a deferral of an equity award, the non-employee director is granted an equal amount of deferred stock units in lieu of restricted shares. Deferred stock units granted in lieu of a restricted stock award are subject to the same vesting requirements or other restrictions that would have applied to such restricted stock award.
In the case of a deferral of cash compensation, the director receives a number of deferred stock units equal to the amount of the cash compensation being deferred, divided by the per-share closing price of a share of our Common Stock on the date that the cash compensation would have been paid but for the deferral. Deferred stock units credited in lieu of cash compensation are fully vested.
Deferred stock units generally become payable, in a lump sum, within 90 days of the date the director no longer serves on the Board of Directors. Deferred stock units are settled in shares of Common Stock or cash, at the Company’s discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board of Directors currently has 10 members: Aida M. Alvarez, Craig R. Barrett, Guillermo Bron, Robert L. Cohen, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Victoria D. Harker, Robert E. Knowling, Jr. and Liza McFadden.
The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.
Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of 10 directors, Aida M. Alvarez, Craig R. Barrett, Guillermo Bron, Robert L. Cohen, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Victoria D. Harker, Robert E. Knowling, Jr. and Liza McFadden, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).
Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Nominees for election to the Board of Directors shall be elected by a plurality of votes present in person (virtually) or by proxy at the Annual Meeting and entitled to vote.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE
NOMINEES LISTED BELOW.
NOMINEES FOR ELECTION AT THE ANNUAL MEETING
Set forth below are the names and other information pertaining to each person nominated to the Board of Directors.
Aida M. Alvarez, Age 71
Ms. Alvarez joined us a director in April 2017 and is a member of our Nominating and Corporate Governance Committee. She currently serves as Chair of the Latino Community Foundation. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton’s Cabinet from 1997 to 2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Fastly, Inc. since August 2019; Oportun, Inc. (formerly Progress Financial Corporation) since 2011; and HP Inc. since February 2016. From 2006 to June 2016, Ms. Alvarez served on the board of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). From 2014 to 2019, she served on the board of Zoosk, Inc. Ms. Alvarez holds a B.A. from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience, and ability to bring diverse perspectives to the Board of Directors.
Craig R. Barrett, Age 81
Dr. Barrett joined us as a director in September 2010, currently serves as Chairman of our Academic Committee, and became our Lead Independent Director in September 2017. He served as Chief Executive Officer of Intel Corporation from 1998 until his retirement in 2009 and was also Chairman of the Board of Intel from 2005 to 2009. He previously served in various roles at Intel Corporation, including Chief Operating Officer, since joining Intel in 1974. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-Chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization; President and Chairman of BASIS Charter Schools, Inc.; Vice Chair of the Science Foundation Arizona; and a member of the Board of Trustees of Society for Science and the Public. Dr. Barrett holds a B.S., M.S. and Ph.D. in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure as a professor and his volunteer work and support of numerous educational organizations.
Guillermo Bron, Age 68
Mr. Bron joined us as a director in July 2007 and currently serves as a member of our Nominating and Corporate Governance Committee. Mr. Bron was Managing Director at Pine Brook Road Partners, LLC, an investment firm, from December 2013 to June 2017, and served as a Managing Director of Acon Funds Management LLC, a private equity firm, from 2005 to 2012. Mr. Bron has also served as Chairman and a director of United Pan Am Financial Corp. (UPFC) since 1994, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly owned subsidiary of UPFC, from 1994 to 2005. Mr. Bron has served as Chairman of idX Corporation from 2008 to 2018, and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds B.S. degrees in Electrical Engineering and Management Science from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. Bron was selected as a director because of his extensive executive leadership and international experience, as well as his expertise in investment banking and capital markets, which enables him to bring valuable insights to the Board of Directors in the areas of finance and strategy. The Board of Directors also benefits from his prior experience as a public company director and audit committee member.
Robert L. Cohen, Age 55
Mr. Cohen joined us as a director in February 2019 and currently serves on the Audit Committee and the Academic Committee. Mr. Cohen currently serves in various roles including strategic advisor, investor, and board observer to high growth education technology companies including 2U Inc. Since May 2020, Mr. Cohen has served as a director of SPiGlobal. Mr. Cohen served as President and Chief Operating Officer of 2U through January 2016. He was appointed President in November 2013 and Chief Operating Officer in April 2012. In addition, Mr. Cohen was 2U’s founding Chief Financial Officer beginning in June 2008. From 2001 to 2008, Mr. Cohen held several senior roles at The Princeton Review, including executive vice president of strategic development and executive vice president and general manager of K12 Services. From 1983 to 2001, Mr. Cohen founded and operated the largest network of franchises of The Princeton Review before selling them back to that company. Mr. Cohen attended Princeton University. He was selected as a director because of his deep knowledge and experience in the education technology industry, as well as his operational and leadership experience as Chief Operating Officer of 2U.
Nathaniel A. Davis, Age 66
Mr. Davis joined us as a director in July 2009 and has served as our Chairman since June 2012. In January 2013, he became our Executive Chairman, and in January 2014, Mr. Davis was appointed to be our CEO, serving in that role through February 2016 and again beginning in March 2018. Prior to joining the Company, he served as the managing director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company’s merger with Sirius Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer and a board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications and Telica, Inc. Mr. Davis holds an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.
John M. Engler, Age 72
Mr. Engler joined us as a director in October 2012 and is a member of our Compensation Committee, our Nominating and Corporate Governance Committee and our Academic Committee. Currently, he serves as a trustee on the Board of Fidelity’s Fixed Income and Asset Allocation Funds which oversees approximately 290 funds and approximately $1.3 trillion in assets. He served as President of the Business Roundtable from January 2011 to February 2017. From 2004 to 2011, Mr. Engler was the President and Chief Executive Officer of the National Association of Manufacturers. He was President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation from 2003 to 2004. Mr. Engler served as Michigan’s 46th governor for three terms from 1991 to 2003. He also served as Interim President of Michigan State University from February 2018 to January 2019. Previously, Mr. Engler was a director of Universal Forest Products from 2003 to 2019, a director of Northwest Airlines from 2003 to 2008, a director of Dow Jones & Company, Inc. from 2005 to 2007, and a director of Delta Airlines from 2008 to 2012, and he was also a director of Munder Capital Management. Mr. Engler holds a B.S. in Agricultural Economics from Michigan State University and a J.D. from the Thomas M. Cooley Law School. Mr. Engler was selected as a director because of his executive and legislative expertise as a state governor, including working with state education budgets, and for his business experience. The Board of Directors also benefits from Mr. Engler’s perspective as a director of numerous public companies and as a member of their audit committees.
Steven B. Fink, Age 69
Mr. Fink joined us as a director in October 2003, currently serves as Chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Fink is the Co-Chairman of Heron International. He served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the Boards of The Jackson Laboratory, City of Hope, St. Helena Hospital, OLE Health, the Herb Ritts Foundation, and Trove. From 1999 to 2009, Mr. Fink served as a director of Leapfrog Enterprises, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera Enterprises, Inc. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.
Victoria D. Harker, Age 56
Ms. Harker joined us as a director in April 2020 and is a member of our Audit Committee. She currently serves as Executive Vice President and Chief Financial Officer for TEGNA Inc., formerly Gannett Co., Inc. She was named Chief Financial Officer of Gannett in July 2012 and is responsible for TEGNA’s financial functions and operations company-wide. Prior to this role, Ms. Harker served as CFO and President of global business services of the AES Corporation. Previously, Ms. Harker worked for MCI Inc.

in a variety of executive roles including Acting Corporate Chief Financial Officer and Chief Financial Officer, Mass Market Division. In 2019, she was also appointed to the State Council of Higher Education for Virginia by Governor Ralph Northam, where she is Vice Chair of the Resource Allocation and Assessment Committee as well as a member of the Virginia Business Higher Education Council. Ms. Harker holds a B.A. in English from the University of Virginia and an M.B.A. from American University. Ms. Harker was selected as a director because of her executive, operational and financial expertise gained through various roles in private and public companies.
Robert E. Knowling, Jr., Age 65
Mr. Knowling joined us as a director in January 2018 and is Chairman of our Compensation Committee. Since May 2009, he has served as Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses. From 2002 to 2005 he served as Chief Executive Officer of the NYC Leadership Academy, an independent non-profit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling has also held roles as Chief Executive Officer of Telwares, Chairman and Chief Executive Officer of SimDesk Technologies, Inc. and Chairman, President and Chief Executive Officer of Covad Communications. He was awarded the Wall Street Project’s Reginald Lewis Trailblazers Award by President Clinton and the Reverend Jesse Jackson in 1999. Mr. Knowling serves on the board of directors for Roper Technologies, Inc., Rite Aid Corporation and Stream Companies. He also previously served on the board of Heidrick & Struggles, Inc. from 1999 to 2015, Hewlett Packard Company from 1999 to 2005 and Convergys Corporation from 2017 to 2018. He holds a B.A. in theology from Wabash College and an M.B.A. from Kellogg School of Management, Northwestern University. Mr. Knowling was selected as a director based on his experience in public education, public company leadership roles, technology and organizational development.
Liza McFadden, Age 58
Ms. McFadden joined us as a director in August 2017 and currently serves as Chairman of our Nominating and Corporate Governance Committee. Ms. McFadden currently leads LIZA and Partners LLC and serves on the boards of Reading Partners and the Florida State Parks Foundation. Previously, she was President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy from 2012 to 2018. She is a former high school teacher, Florida Department of Education administrator, and served in Governor Jeb Bush’s administration. Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board. She holds an M.A. from Florida State University and a B.A. from Fitchburg State University. Ms. McFadden was selected as a director because of her dedication to the education community and expertise in literacy.
Executive Officers
Set forth below is biographical information for each of our current executive officers who is not also a director.
Kevin P. Chavous, President, Academics, Policy & Schools Group, Age 64
Mr. Chavous joined us in January 2017 and currently serves as President, Academics, Policy & Schools Group. He was a member of our Board of Directors from January 2017 to October 2017 before resigning to take his current position. Previously, he was the Founder and Chief Executive Officer of The Chavous Group, an educational consulting firm, a position he held from January 2012 until January 2018 and was a founding board member of the American Federation for Children (“AFC”). He served as AFC’s Executive Counsel from 2012 to 2016. Previously, Mr. Chavous was a partner at the SNR Denton law firm from 2002 to 2012 and served as a member of the Council of the District of Columbia from 1993 to 2005, where he was Chair of the Council’s Education Committee. He also has served on the boards of various charter schools across the country, including the Friendship Charter Schools in Washington, D.C. Mr. Chavous holds a B.A. from Wabash College and a J.D. from the Howard University School of Law.

Vincent W. Mathis, Executive Vice President, General Counsel and Secretary, Age 56
Mr. Mathis joined us in September 2018 and serves as Executive Vice President, General Counsel and Secretary. In this role, he has executive responsibility for providing comprehensive legal counsel for our business, including matters relating to securities, litigation, regulatory compliance, intellectual property, contracts and licensing, and corporate governance. Mr. Mathis has more than 20 years of legal experience counseling diverse global businesses. Prior to joining the Company, Mr. Mathis served as Senior Vice President, Corporate Affairs, Corporate Secretary and Chief of Staff to the CEO at The AES Corporation where he earlier was Vice President and Deputy General Counsel. Prior to his roles at The AES Corporation, Mr. Mathis was an Executive Vice President and General Counsel at ContourGlobal, LLC, a private international energy company. Previously, Mr. Mathis worked for Venable, LLP, Shearman and Sterling, LLP, and the United States Securities and Exchange Commission. Mr. Mathis formerly served on the board of directors of Indianapolis Power and Light Company Enterprises, Inc., AES Tietê Energia S.A., and AES Elpa S.A. In addition, he previously served on the board of directors at IPALCO Enterprises, Inc., DPL Inc. and The Dayton Power and Light Company and was Chairman of Eletropaulo Metropolitana Eletricidade de São Paulo S.A. Mr. Mathis holds a J.D. from the University of Virginia and a B.A. in Economics and Political Science from The University of Richmond.
Shaun E. McAlmont, President, Career Learning Solutions, Age 54
Dr. McAlmont joined us in August 2018 and serves as President, Career Learning Solutions. In this role, he has executive responsibility for managing all aspects of the Company’s career readiness education programs, including development of the Career Academies and Programs, and related market expansion. Since August 2020, Dr. McAlmont has served as a director of BorgWarner (NYSE: BWA). Prior to joining the Company, Dr. McAlmont served as President and CEO of Neumont College of Computer Science. Previously, Dr. McAlmont served as President and CEO of Lincoln Educational Services (NASDAQ: LINC), a national provider of career training programs, where he earlier was President and Chief Operating Officer. Prior to his roles at Lincoln, Dr. McAlmont served as President of the Online Learning Division at Alta Colleges following a role as regional vice president over multiple school campuses. Dr. McAlmont holds a doctorate in Higher Education Management, with distinction, from the University of Pennsylvania, an M.A. in Education Administration from the University of San Francisco, and a B.S. from Brigham Young University.
Timothy J. Medina, Chief Financial Officer, Age 54
Mr. Medina joined us in April 2020 and serves as Chief Financial Officer. Prior to joining the Company, Mr. Medina served as Executive Vice President and Chief Financial Officer of TPx Communications, a premier managed services company. Before that, Mr. Medina served as CFO of ECI Conference Call Services, an audio and web conferencing services provider, as well as CFO of, and in senior leadership positions for, Independent Wireless One Holdings, Verizon Communications, CTI Holdings, CANTV, and GTE Corporation. Mr. Medina holds a B.A. in International Affairs from the George Washington University and an M.S. in taxation from the McDonough School of Business at Georgetown University.
James J. Rhyu, President, Corporate Strategy, Marketing and Technology, Age 50
Mr. Rhyu joined us in June 2013 and serves as President, Corporate Strategy, Marketing and Technology. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 to May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America. Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information about our fiscal 2020 compensation for the following named executive officers (“NEOs”):
•
Nathaniel A. Davis, Chairman and Chief Executive Officer

•
Timothy J. Medina, Chief Financial Officer

•
James J. Rhyu, President, Corporate Strategy, Marketing and Technology

•
Kevin P. Chavous, President, Academics, Policy and Schools

•
Shaun E. McAlmont, President, Career Readiness Education

•
Vincent W. Mathis, Executive Vice President, General Counsel and Secretary

2020 Background
Despite significant market volatility, we saw strong financial and operational performance during fiscal 2020 that we believe has left us well-positioned to deliver continued growth in fiscal 2021. Our Company, our management team and our employees are not immune to the hardships that public health crises such as the coronavirus pandemic can have on our business and personal situations. However, we are uniquely positioned to help the academic community by offering a seamless education experience as an increasing number of families, school districts, and policymakers explore more complete virtual learning solutions.
From our inception in 1999, we have offered online curriculum, instructional support services, software and products designed to facilitate individualized learning for students in kindergarten through 12th grade. While the impact of the coronavirus pandemic has resulted in an unprecedented transformation in the academic landscape, we remain committed to fulfilling our educational mission of helping students reach their potential through personalized learning and inspired teaching and providing executive compensation programs that are aligned with stockholder expectations.
2020 Highlights
We ended fiscal 2020 with strong financial performance with increased interest in online schools throughout the nation. We anticipate even stronger trends in fiscal 2021. The Committee believes that performance-based compensation incentivizes our executives to promote the overall success of our business and aligns their interests with those of our stockholders. Consistent with this philosophy, we reward our executives for superior performance relative to our key financial and operational metrics that drive stockholder value and improve the academic outcomes for the students we serve. Fiscal 2020 highlights include:
•
Managed Public School Retention. Research shows that students who remain in the same school setting longer generally perform better academically so improving student retention in our virtual schools is a key aspect of our business strategy. We ended fiscal 2020 with student retention rates at their highest level ever. Retention rates at our managed public schools improved by more than 210 basis points over fiscal 2019 and by 550 basis points over the past three years. Retention remained a component of our Executive Bonus Plan for fiscal 2020 for the Named Executive Officers.

•
Strong Operating Performance. We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and delivered solid results for the year. The following table illustrates our strong operating income and revenue performance for fiscal 2020 (which excludies the impact from the acquisition of Galvanize Inc.).

Metric	Fiscal 2019 Actual Performance	Fiscal 2020 Actual Performance	% Increase over Fiscal 2019
Profit—Adjusted Operating Income	$62.2M	$74.1M	19.1%
Revenue	$1,015.8M	$1,029.8M	1.4%
Please refer to the discussion titled “Fiscal 2020 Compensation Decisions” beginning page 25 for a discussion of how these non-GAAP financial measures are calculated.
•
Continued Expanding Our Career Readiness Education Offering. We continued to build upon our Career Readiness offering, highlights of which included expanding our career readiness training into the adult education and corporate training markets and acquiring Galvanize, which provides talent development for individuals and enterprises in the information technology fields. For Dr. McAlmont, the President of our Career Readiness Education programs, a meaningful portion of his annual bonus for fiscal 2020 was based on the achievement of performance metrics designed to grow our Career Readiness business. Executives in other organizations also share responsibility in the performance metrics around growing this line of revenue.

Say on Pay Results and Stockholder Engagement
94.48% of the shares voted at our 2019 annual meeting of stockholders voted to approve our named executive officer compensation for fiscal 2019, reflecting our stockholders’ strong support of our executive pay programs and practices. We recognize the significance of stockholder support of our executive compensation programs and continued our stockholder outreach efforts during fiscal 2020. We remained committed to responding to stockholder feedback on our executive compensation programs and the committee considers all feedback to ensure that our programs are tightly linking executive pay to measurable performance results.
At the beginning of fiscal 2020, we proactively reached out to our largest 35 stockholders, speaking with a total of seven stockholders that responded and in the aggregate held over 24% of our shares outstanding.
Our Investor Relations and Human Resources leaders, as well as the Chairman of the Compensation Committee, conducted the outreach efforts. No significant concerns were raised by the stockholders and several noted key improvements in our executive compensation practices, including our increased focus on performance-based awards tied to quantifiable metrics, our enhanced disclosure of stockholder outreach efforts and our continued responsiveness to stockholder and proxy advisory firm feedback. An area referenced for further consideration involved utilizing performance periods of varying lengths in our equity incentive programs. This concept is reflected in our fiscal 2020 executive compensation program. For fiscal 2020, each NEO received an annual long-term incentive award granted in the form of performance-based restricted shares that vest based on financial performance measured at the end of one year, with any earned shares subject to additional time-based vesting over three years. The CEO also received a performance-based restricted stock award that is earned and vests over a three-year performance period. Additionally, our NEOs hold performance stock units that are earned and vest based on stock price performance at the end of a three-year performance period, which performance will be measured after the close of fiscal 2021.

Executive Compensation Principles, Policies and Practices
Principles.   Our executive compensation programs are guided by basic principles that we seek to incorporate in our executive pay practices:
1.
Link Compensation to Performance, Stockholder Interests and Student Success. Compensation levels should reflect actual performance consistent with our business strategy and be aligned with stockholder interests and the success of the students we serve.

2.
Maintain Competitive Compensation Levels. Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our executives. We set base salary levels near the median of our compensation peer group and provide above-peer median annual bonus incentive compensation opportunities to executives only if performance is attained at levels above rigorously set target-level goals.

3.
Reflect Our Industry Circumstances and Unique Business. As the only publicly traded company in the K through 12 space, our executive compensation programs must be tailored to address the interests of stockholders and our public education obligations as we execute on our long-term strategy of creating schools of academic excellence with innovative technologies, inspired teaching and personalized learning.

4.
Engage Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant to inform the Committee and evaluate the alignment of pay and performance relative to our compensation peer group, and compensation risk.

Policies and Practices.   We employ certain executive compensation policies and practices to align our executives’ compensation with stockholder interests. Listed below are those compensation policies and practices we employ and certain policies and practices we do not employ because we believe they would not serve the long-term interests of our stockholders.
What We Do
Pay for Performance.   A significant portion of our NEOs’ potential compensation is not guaranteed but is linked to our financial and operational performance. For fiscal 2020, only 6% of target total pay for our Chairman and CEO was fixed in the form of base salary.
Align Compensation to Growth in Shareholder Value.   A portion of our multi-year performance-based compensation program is tied to growth in our stock price which directly aligns to stockholder interests.
Establish Performance Goals Aligned to Business Strategy.   Our Executive Bonus Plan and long-term equity incentive program utilize objective performance-based goals that the Committee believes are rigorous and challenging.
Target Pay Competitively.   We seek to target compensation within a competitive range of our compensation peer group and seek to deliver greater compensation only when warranted by market conditions or superior performance.
Use Meaningful Vesting Conditions to Promote Retention.   Performance-based equity awards under our long-term equity incentive program are earned and vest only to the extent that the applicable performance conditions are attained and remain subject to additional time-based vesting thereafter to encourage retention. Time-based restricted stock awards vest over three years.
Carefully Consider Stockholder Input.   We regularly seek and engage in dialogues with our stockholders on executive compensation matters. Ongoing enhancements to our executive compensation programs are influenced by these discussions.
Maintain a Clawback Policy.   We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct led to a restatement of our financial statements.

Require Mandatory Share Ownership.   All of our executive officers and our non-employee directors are required to maintain a minimum ownership level of our Common Stock. For fiscal 2021, we increased our share ownership requirements for our CEO from three times base salary to five times base salary and all other executive officers must now maintain a minimum share ownership of two times base salary.
Perform Competitive Market Analysis.   The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.
Analyze Executive Compensation Risk.   We review the executive compensation programs annually to ensure that they do not encourage excessive or unnecessary risk-taking.
What We Do Not Do
Grant Guaranteed Bonuses or Equity Awards.   We do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors, operational results and competitive market needs.
Provide Generous Executive Perquisites.   We do not provide significant perquisites to our executive officers, such as club memberships, personal income tax advisory services and similar items.
Offer Tax Reimbursements of Gross-Ups.   We do not provide income tax gross-ups for personal or broad-based benefits nor excise tax gross-ups for change-in-control payments or benefits.
Offer Pension or Supplemental Retirement Plans.   We do not provide costly retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.
Reprice Options.   Our 2016 Incentive Award Plan (“2016 Plan”) specifically prohibits repricing of options without stockholder approval.
Increase Shares without Stockholder Approval.   Our 2016 Plan does not contain an “evergreen” provision to increase the number of shares of Common Stock available for grants each year. Any increase to the maximum number of shares available will require stockholder approval.
Provide Non-Performance-Based Single Trigger Change in Control Payments.   We maintain a “double trigger” vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company generally requires a qualifying termination of employment. Outstanding performance stock units held by our NEOs will be earned and vest in connection with a change in control only to the extent our stock price has increased as of the transaction. Legacy “single-trigger” vesting stock option awards from prior years have been completely eliminated from our compensation program.
Allow Hedging or Pledging.   Our insider trading policy specifically prohibits short sales, hedging and margin transactions and our 2016 Plan prohibits pledging of any award granted under the plan unless otherwise determined by the plan administrator.

Tying Executive Pay to Company Performance
Our performance assessment framework and executive compensation programs are designed to link pay and performance in the following ways:
Compensation Element	Determination and Link to Performance	Purpose
Base Salary
Evaluated annually by the Committee and reviewed in light of market pay practices.
Represents a lower percentage of target total direct compensation than at most peer companies, with average base salaries benchmarking near the 50th percentile when compared to the peer group in July 2019.
Provide a monthly income necessary to retain executives.
Executive Bonus Plan	Annual performance determines payouts. Ties a meaningful portion of target annual cash compensation to attaining pre-established objective performance goals.	Focus executives on attaining financial and strategic performance objectives from year to year.
Long-Term Incentives
Time-based restricted stock awards: Encourage retention of executives and result in less dilution to our stockholders as compared to stock option grants. Time-based restricted stock awards vest over three years.
Performance-based restricted stock awards: Performance targets are established based on meaningful and rigorous metrics that drive shareholder value. No awards will be earned if performance falls below threshold levels.
Enhance retention of key executives who drive consistent performance. Motivate and reward executives for achievement of long-term goals that increase stockholder value.
Other Compensation
Executives may participate in benefit programs on the same terms as other employees, such as health and welfare benefit plans, 401(k) plan, life insurance and executive life and disability plans.
Executives may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings, but receive no additional Company contributions.
Premiums for executive disability and life insurance benefits are paid by the Company but no costly supplemental retirement programs are offered.
Provides benefits having high perceived values and offers tax advantages.
Determining Executive Compensation
The Committee evaluates our executive compensation program annually and uses a performance-based framework in making compensation decisions for our executive officers, including our NEOs. In fiscal 2020, the Committee continued to engage Compensia, a national compensation consultant company to evaluate the market competitiveness of compensation for our executive officers. Compensia’s work for the Committee also included an assessment of the compensation practices of peer group companies, severance pay programs and a subsequent executive compensation market analysis. The Committee has assessed Compensia’s independence and concluded that no conflict of interest exists that would prevent Compensia from providing services to the Committee.

Assessing Comparative Market Data and Practices
In evaluating the composition of our compensation peer group, the Committee considered a number of factors, including revenue, market capitalization, industry and status as an existing peer. We note that there are no other publicly listed providers of online and blended schools in the K through 12 market so industry comparisons often have to look at others not in the K through 12 space. Compensia also considered companies that list us as a peer as well as our peers as identified by the major proxy advisory firms. The Committee seeks to maintain as much consistency as possible in the compensation peer group year over year and carefully considers changes. The companies in the fiscal 2020 compensation peer group, as approved by the Committee, were:
• ACI Worldwide, Inc. • Adtalem Global Education, Inc. (formerly DeVry Education Group) • American Public Education, Inc. • Blackbaud, Inc. • Zovio (formerly Bridgepoint Education, Inc.)	• Perdoceo Education (formerly Career Education Corp.) • Chegg Inc. • Graham Holdings Co. • Grand Canyon Education, Inc. • Houghton Mifflin Harcourt Co. • Huron Consulting Group	• Laureate Education • Scholastic Corporation • Strategic Education (formerly Strayer Education, Inc.) • Weight Watchers International, Inc. • Zynga, Inc. • 2U, Inc.
This peer group reflects an adjustment made in late fiscal 2019 to remove Capella Education because it was acquired by Strayer Education, Inc, another peer group company. In seeking a replacement, the Committee considered the previously mentioned factors and added Laureate Education.
At the beginning of fiscal 2020, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions at the companies in the peer group. The Committee used this analysis when reviewing and adjusting the compensation levels of our NEOs for fiscal 2020. This peer group was also used by Compensia to prepare an analysis of executive severance and change in control arrangements during fiscal 2020, which the Committee considered when determining to enter into new severance and change in control arrangements with our NEOs.
In general, the Committee seeks to establish the range of target total direct compensation for our executive officers near the median for similar positions in our peer group, with a greater emphasis on variable cash compensation versus fixed cash compensation, and provide executive severance and change in control agreements that are aligned with our peer group and market best practices.
Fiscal 2020 Compensation Decisions
Determination of Base Salaries
Base salaries for our NEOs are generally set at levels deemed necessary to attract and retain individuals with superior talent, while taking into account the target total direct compensation package provided to each NEO. Base salaries are reviewed annually by the Committee and are adjusted from time to time as deemed necessary by the Committee, and for executive officers other than the CEO, in conjunction with recommendations made by the CEO, to ensure that our executive compensation structure remains aligned with our compensation objectives. Compensation adjustments for the CEO are reviewed and approved by the independent members of the Board of Directors.
In considering base salary adjustments for fiscal 2020, the Committee reviewed a competitive assessment of executive compensation levels prepared by Compensia, which showed that the base salary level of Mr. Davis approximated the 25th percentile of our peer group and that the base salary level of our other NEOs, on average, approximated the 45th percentile of our peer group. The Committee also reviewed tally sheets which detailed the historical pay for each NEO. The committee does not target any specific percentile of compensation within our peer group. The committee reviews the market analysis provided by Compensia and the recommendations made by Mr. Davis for compensation levels of our NEOs other than himself to set the fiscal 2020 base salaries for our NEOs as set forth in the table below in order to better align our NEOs’ compensation to market pay levels within our peer group. In particular, the base salary adjustment for Dr. McAlmont was made to better align his base salary, which was less than the 10th percentile of market data for our peer group, with relative market positioning. In addition to market competitiveness, the adjustment for Mr. Rhyu also factored in the scope of his new role and additional responsibilities. For Mr. Davis, the Committee recommended, and the independent members of the Board of Directors approved, a base salary increase to bring his base salary closer to the median of base salary levels for chief executive officer positions in our peer group.
Name	Base Salary for Fiscal 2019	Base Salary for Fiscal 2020	Percentage Increase
Nathaniel A. Davis	$735,000	$935,000	27%
Timothy J. Medina	—	$475,000 (1)	—
James J. Rhyu	$515,000	$575,000	12%
Kevin P. Chavous	$497,350	$511,850	3%
Shaun E. McAlmont	$415,000	$480,000	16%
Vincent W. Mathis	$405,000	$415,000	2%

(1)
Mr. Medina was hired as our Executive Vice President, Chief Financial Officer effective April 13, 2020. The Committee reviewed a competitive assessment of executive compensation levels for chief financial officer positions prepared by Compensia in determining an appropriate base salary for Mr. Medina.

Determination of Annual Incentive Compensation
Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs’ target total cash compensation is “at risk” based upon Company performance and, for Dr. McAlmont only, individual performance. For the fiscal 2020 Executive Bonus Plan, the Committee used the same three corporate performance management objectives (“PMOs”) utilized in fiscal 2019 because the Committee believes these key metrics, which are related to profitability, growth and business initiatives, are closely tied to driving stockholder value.
The target bonus level for Mr. Davis is set pursuant to his employment agreement. For the NEOs, the target annual bonus levels are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide target total cash compensation opportunities that approximate the market median. Following its review of a competitive assessment of executive compensation levels prepared by Compensia, the Committee approved an increase to the target annual bonus opportunities for Mr. Rhyu and Dr. McAlmont under our Executive Bonus Plan for fiscal 2020. Target bonus opportunities for our NEOs for fiscal 2020 were as follows:
Name	Target Bonus Opportunity (% of Base Salary)
Nathaniel A. Davis	150%
James J. Rhyu (1)	100%
Kevin P. Chavous	80%
Shaun E. McAlmont (1)	80%
Vincent W. Mathis	65%

(1)
For fiscal 2019, target annual bonus as a percentage of base salary for Mr. Rhyu and Dr. McAlmont were 80% and 65%, respectively.

Mr. Medina’s annual bonus opportunity is 80% of base salary. He was not eligible for a fiscal 2020 annual bonus because he was hired during the fourth quarter of the fiscal year. The Committee reviewed a competitive assessment of executive compensation levels for chief financial officer positions prepared by Compensia in determining an appropriate annual bonus opportunity for Mr. Medina.
Goal Setting Process and Rationale
The Committee spends considerable time evaluating the appropriate Corporate and Individual PMOs to be included in our Executive Bonus Plan each fiscal year. Over the past several years, the Committee has restructured the Executive Bonus Plan by updating and reducing the number of Corporate PMOs to focus our NEOs on the achievement of key financial metrics and operational goals. For fiscal 2020, the Committee used the same performance metrics and relative weightings for the Corporate PMOs as were used in the fiscal 2019 Executive Bonus Plan, which the Committee believes closely tie annual bonuses to top-line financial results. Executive Bonus Plan metrics for fiscal 2020 generally fell into the three categories set forth in the table below.
Category	Corresponding Metric
Profitability	Adjusted Operating Income
Growth	Revenue
Key Business Initiatives	Retention
In setting performance levels for each metric, the Committee remained committed to establishing rigorous performance goals to ensure alignment of realized pay amounts with corporate performance. Specifically, the Committee set performance levels for the Adjusted Operating Income and Revenue metrics at or above the actual results for fiscal 2019 and target performance for these metrics at fiscal 2020 budgeted performance. The Retention metric measures year over year improvement in our retention rates resulting in a slower rate of increase as we experience annual improvements in student retention. Accordingly, achievement against the Retention metric for the fiscal 2020 Executive Bonus Plan required a less significant rate of improvement when compared to the 2019 Executive Bonus Plan, which had set an aggressive retention improvement metric that was not able to be fully achieved in 2019. In setting the performance levels for the Retention metric, the Committee continued to focus on incentivizing measurable performance growth and set performance targets above actual results for fiscal 2019. In addition, even though the threshold, target and maximum improvement levels for student retention in the 2020 Executive Bonus Plan were lower than the corresponding threshold, target and maximum improvement levels set in the 2019 Executive Bonus Plan, in order for the NEOs to earn any portion of the bonus for this metric, our student retention performance needed to improve meaningfully over 2019 levels.
Metrics under the Executive Bonus Plan for all of our NEOs other than Dr. McAlmont were based solely on the achievement of these corporate PMOs, which the Committee determined was appropriate to focus the efforts of our NEOs on improving Company performance and increasing stockholder value. For Dr. McAlmont, in place of the Retention metric, 20% of his target bonus under the Executive Bonus Plan was based on the achievement of individual PMOs intended to motivate him to produce measurable business results related to growth of our Career Readiness business.
Corporate PMOs
The corporate PMOs under our Executive Bonus Plan for fiscal 2020 are set forth in the table below. The PMOs provide our NEOs with the opportunity to earn above target awards in the event they exceed the pre-established performance levels, but also provide for no awards below minimum thresholds of performance. Achievement at the threshold level results in payout at 33% of the target level and achievement at the outperform level results in payout at 200% of the target level. Performance between two levels is extrapolated on a straight-line basis. In August 2020, the Committee reviewed our achievement against these corporate PMOs and the results are included in the following table.

Metric	Weighting (4)	Performance Levels		Actual Results (5)	Payment Percentage
Adjusted Operating Income (1)	40%	Threshold	$63.0M	$75.1M	173.3%
		Target	$70.0M
		Outperform	$77.0M
Revenue (2)	40%	Threshold	$1,015.8M	$1,029.8M	81.9%
		Target	$1,035.0M
		Outperform	$1,055.7M
Retention (3)	20%	Threshold	25 bps	Improvement 210 bps	200%
		Target	100 bps
		Outperform	200 bps
		Overall Weighted Payment Percentage			142.1%

(1)
For purposes of the Executive Bonus Plan, “operating income” was adjusted for stock-based compensation expense and may exclude any acquisition-related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

(2)
Revenue may be adjusted for any unusual, non-recurring event that is separately identified and quantified in our financial statements.

(3)
Measures the overall improvement in retention rate of students that are active in our Managed Public School programs on or after June 1st and the percentage of these students that remain active at the end of the school year, or on May 31st, subject to certain exclusions for students ineligible to return (e.g., graduating students) or commence enrollment until the following school year.

(4)
In place of the Retention metric, Dr. McAlmont’s third metric included an individual PMO directly tied to growth of our Career Readiness programs as described below.

(5)
In evaluating actual results for fiscal 2020, the Committee considered the impact from the acquisition of Galvanize in January 2020 and determined that 2020 Executive Bonus Plan awards would be based on financial results that excluded the impact of the Galvanize acquisition. Accordingly, actual performance with respect to our achievement against the adjusted operating income and revenue PMOs reflects adjustments made to exclude amounts attributable to the Galvanize acquisition.

Individual PMOs
For Dr. McAlmont, an individual PMO replaced the Retention metric of the corporate PMOs and accounted for 20% of his target annual bonus opportunity under the Executive Bonus Plan for fiscal 2020, although the Committee retains discretion to allow for individual adjustments based on factors and considerations it deems relevant. In August 2020, the Committee reviewed Dr. McAlmont’s achievement against his individual PMO and the results are included in the following table.
Individual Goals	Performance Results

Produce a run rate of DCA enrollments that support the long-term DCA plan of record based on the following performance levels on July 1, 2020:
•
Threshold: 11,000 DCA enrollments

•
Target: 13,500 DCA enrollments

•
Outperform: 16,000 DCA enrollments

16,200 DCA enrollments Outperform (200%)

Fiscal 2020 Executive Bonus Plan Payments
The following table sets forth, for each NEO, the Committee’s approved annual bonus award under our Executive Bonus Plan for fiscal 2020 based upon performance against the corporate PMOs and, for Dr. McAlmont, performance against his individual PMOs.
	Corporate PMOs
NEO (1)	Adjusted Operating Income	Revenue	Retention	Individual PMOs	% of Target Bonus Earned	Amount of Bonus
Nathaniel A. Davis	69.3%	32.8%	40%	—	142.1%	$1,992,841
James P. Rhyu	69.3%	32.8%	40%	—	142.1%	$817,029
Kevin P. Chavous	69.3%	32.8%	40%	—	142.1%	$581,839
Shaun E. McAlmont	69.3%	32.8%	—	40%	142.1%	$545,634
Vincent W. Mathis	69.3%	32.8%	40%	—	142.1%	$383,293

(1)
Mr. Medina was not eligible for a fiscal 2020 annual bonus because he was hired during the fourth quarter of the fiscal year.

Determination of Long-Term Incentive Compensation
We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders while building the value of our Company. We have historically used a one-year financial performance metric in our executive equity award program and we believe this has played an important role in ensuring that executive performance can be measured against goals that can be reliably determined. To complement our annual equity award program in fiscal 2019 we adopted a long-term shareholder performance plan as a means of providing multi-year performance-based equity incentive awards designed to encourage our NEOs to focus on executing our key strategic objectives. Awards under this program were entirely performance-based and will be earned only if we realize significant stock price appreciation as of the end of fiscal 2021.
Fiscal 2020 Annual Awards
The fiscal 2020 annual equity awards for our NEOs were comprised entirely of restricted stock awards, which were divided equally between time- and performance-based awards. The following table sets forth the target award values for the NEOs for fiscal 2020 and the resulting number of restricted shares subject to each type of award, which was based upon the fair market value of our Common Stock on the date of grant. Awards to the CEO were recommended by the Compensation Committee and reviewed and approved by the independent members of the Board of Directors. Mr. Medina commenced service with us in late fiscal 2020 and did not receive an annual equity award for the year.
NEO	Annual Equity Award Value	Number of Time-Based Shares	Number of Performance-Based Shares
			Threshold	Target	Outperform
Nathaniel A. Davis	$3,000,000	53,744	42,995	53,744	71,480
James P. Rhyu	$2,000,000	35,829	28,663	35,829	47,653
Kevin P. Chavous	$1,200,000	21,497	17,198	21,497	28,591
Shaun E. McAlmont	$1,000,000	17,914	14,331	17,914	23,826
Vincent W. Mathis	$700,000	12,540	10,032	12,540	16,678
Time-Based Restricted Stock Awards.   The time-based restricted stock awards granted to our NEOs for fiscal 2020 vest based on our standard vesting schedule which is semi-annually over a three year period, with 20% of the shares subject to the award vesting in the first year and 40% vesting in each of the next two years following the grant date.

Performance-Based Restricted Stock Awards.   The performance-based restricted stock awards are earned based on the attainment of Adjusted EBITDA performance levels for fiscal 2020 as set forth in the following table, with any earned shares subject to additional time-based vesting in equal annual installments over a period of three years from the date of grant. Financial achievement falling between the specified levels would result in a proportionate adjustment to the number of shares earned.
Performance Level		% of Award Earned
Below Threshold	<$134M	Award Forfeited
Threshold	$134M	80%
Target	$141M	100%
Outperform	$148M	133%
The Committee determined to use Adjusted EBITDA as the metric for our NEOs’ annual equity awards because it views this as a critical metric for driving stockholder value.
EBITDA is a non-GAAP financial measure that consists of net income, plus net interest expense, income tax expense, depreciation and amortization minus noncontrolling interest charges. A reconciliation of EBITDA to the U.S. GAAP financial measure of operating income is provided in Item 6 of our fiscal 2020 Annual Report on Form 10-K. EBITDA is adjusted for stock-based compensation expense and may exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements. In evaluating actual results for 2020, the Committee considered the impact from the acquisition of Galvanize in January 2020 and determined to exclude amounts attributable to the Galvanize acquisition when evaluating the Adjusted EBITDA metric for purposes of the performance-based restricted stock awards.
In setting the threshold, target and outperform levels for these awards, the Committee was committed to establishing rigorous performance goals and set threshold performance above actual performance for fiscal 2019 and target performance at fiscal 2020 budgeted performance.
In early fiscal 2021, the Committee determined that our fiscal 2020 Adjusted EBITDA was $143 million, which resulted in the NEOs earning a number of shares between the Target and Outperform levels as set forth in the following table. One-third of these shares vested in August 2020 on the date of certification of achievement, and the remainder will vest in equal installments in August 2021 and 2022.
NEO	Number of Performance- Based Shares Earned
Nathaniel A. Davis	58,811
James P. Rhyu	39,207
Kevin P. Chavous	23,524
Shaun E. McAlmont	19,603
Vincent W. Mathis	13,722
CEO One-Time Equity Award
As a means of ensuring Mr. Davis’ retention and continued commitment to the Company, in August 2019 the independent members of the Board granted Mr. Davis a one-time performance-based restricted stock award having a value of  $10,000,000, resulting in a grant of 358,294 restricted shares based on the fair market value of our Common Stock on the date of grant. The award only vests subject to attaining free cash flow goals over three one-year performance periods as set forth in the following table.
Performance Year	Performance Level	Portion of Award Earned	Vesting Date
FY 2020	$60M	1/3	August 15, 2021
FY 2021	$65M	1/3	August 15, 2021
FY 2022	$70M	1/3	August 15, 2022

Awards are earned and vest on the second and third anniversaries of the grant date as set forth in the table above. In the event the free cash flow goal for a given performance year is not attained, the shares eligible to be earned for such year will remain eligible to vest on August 15, 2022 if cumulative free cash flow for fiscal years 2020, 2021 and 2022 equals or exceeds $195 million.
Free cash flow is calculated as cash flow from operations, less capital expenditures, as reported to and accepted by the board or the Committee.
In setting the performance levels for this award, the Committee evaluated historical performance and considered potential future strategic investments.
In early fiscal 2021, the Committee determined that our fiscal 2020 free cash flow was $35.4 million, which resulted in Mr. Davis not earning the initial one-third of the shares subject to this award. These shares may vest on August 15, 2022, if the cumulative free cash flow for fiscal years 2020, 2021 and 2022 equals or exceeds an aggregate $195 million threshold for such three-year period.
Medina New Hire Awards
In connection with commencing employment with us in April 2020, Mr. Medina was granted a time-based restricted stock award having a value of  $800,000. The number of shares granted was determined based upon the fair market value of our Common Stock on the date of grant, which resulted in an award of 34,782 restricted shares. The award vests based on our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares subject to the award vesting in the first year and 40% vesting in each of the next two years following the grant date.
In addition, Mr. Medina was granted performance stock units (“PSUs”) that will be earned and vest based on the Company’s average closing stock price over the 30 calendar day period that begins on the eighth day after the date the Company releases its earnings results for fiscal 2021. These PSUs are comparable to similar awards granted to our other NEOs in 2019 under our 2019 Shareholder Performance Plan and were granted as an initial long-term incentive award for Mr. Medina to align his interests and compensation with our stockholders in the same way as the grants made to our other NEOs in 2019. The number of shares that would be earned by Mr. Medina at different stock price hurdles is set forth in the following table. The number of PSUs earned will be interpolated on a straight-line basis if the stock price falls between two of the levels set forth in the table.
Stock Price Hurdle	# of Shares Earned
$22.63	35,352
$25.86	46,407
$29.38	51,055
$33.21	60,223
$37.35	66,934
$46.65	66,934
$57.38	66,934
No amounts will be earned if the stock price at the end of the performance period is below the $22.63 level. In the event of a change in control during the performance period, the PSUs will be earned based on the stock price paid or implied in the transaction and the earned PSUs will vest immediately.
Other Compensation
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth below in the “Fiscal 2020 Non-Qualified Deferred Compensation” table.
Defined Contribution Plan
We maintain a Section 401(k) Savings/Retirement Plan, or the “401(k) Plan,” in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. We currently provide matching contributions equal to $0.25 for each dollar of a participant’s contributions on the first 4% of eligible salary that they contribute each pay period, subject to certain statutory limits.
Employee Benefits and Perquisites
Our NEOs participate in the same medical, dental, vision, disability and life insurance plans as our employees generally. We provide our NEOs with certain perquisites and other personal benefits, which we do not consider to be a significant component of our executive compensation programs but recognize to be an important factor in attracting and retaining talented executives. We also pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations and reimburse certain executives for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits.
In addition, Dr. McAlmont and Mr. Mathis were provided reimbursement of relocation expenses during fiscal 2020.
The value of perquisites and other personal benefits we provided to each of our NEOs in fiscal 2020 is set forth below in our “Summary Compensation Table for Fiscal 2020.”
Compensation Governance, Process and Incentive Decisions
Role of Compensation Committee
The Committee is responsible for overseeing our executive compensation programs, as specified in its charter. The Committee’s role includes:
•
determining and approving the compensation of our executive officers and recommending compensation for our Chairman and CEO, subject to approval by the independent members of the Board of Directors;

•
establishing and approving compensation plans for our executive officers based on the recommendations of the Chairman and CEO;

•
proposing revisions to the Committee’s charter for our Board of Directors’ approval to ensure compliance with new SEC regulations and NYSE listing standards as enacted; and

•
examining management’s performance around sound environmental, social, and governance efforts, including, but not limited, to diversity and inclusion at all levels of the Company and employee policies that drive the Company’s involvement in the community as well as its philanthropic efforts such as scholarships and support for charitable organizations.

In performing its responsibilities with respect to the compensation of our executive officers, the Committee uses information from a number of sources. The information utilized by the Committee includes advice from its compensation consultant, market data regarding the compensation practices of competitors, advice from outside legal counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our Chairman and CEO and an assessment of the outstanding equity holdings of our executive officers.
Role of Management
Our management, under the leadership of our Chairman and CEO, plays an important role in establishing and maintaining our executive compensation programs. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions and administering plans in support of the Committee. Our Chairman and CEO provides information on the individual performance of our other executive officers and makes annual recommendations to the Committee on compensation levels for our executive officers, including the other NEOs (other than his own compensation). Our Chairman and CEO is not present when the Committee discusses and determines matters regarding his own compensation.
Role of Committee’s Compensation Consultant
The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2020, the Committee continued to retain Compensia as its compensation consultant. Compensia reports directly to the Committee, which will annually review its performance, independence and fees.
The Committee receives a report from Compensia on an annual basis reviewing its independence in light of SEC regulations and NYSE listing standards.
Other Compensation Policies and Practices
Stock Ownership Policy
We maintain a stock ownership policy that is designed to ensure that our executive officers hold a significant equity stake in our Company to align their interests with those of our stockholders. For fiscal 2020, the policy required our Chairman and CEO to maintain ownership of our Common Stock having a value equal to three times his base salary, our CFO to maintain ownership of our Common Stock equal to two times his base salary, and each of our other executive officers to maintain Common Stock ownership equal to one times their respective base salaries. Our executive officers have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs are in compliance with this policy or are within the five-year period to accumulate the specified level of ownership. Effective August 2020, we increased the required ownership levels under our stock ownership policy so that our executives must maintain ownership of our Common Stock having a value equal to five times base salary for our CEO, three times base salary for our Presidents, and two times base salary for our other executive officers.
Compensation Recovery (Clawback) Policy
Our Board of Directors has adopted a clawback policy pursuant to which the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that it determines to be appropriate if a material error or inaccuracy resulted in whole or in part from the fraud or intentional misconduct of an executive that leads to a financial restatement. This policy is intended to provide enhanced safeguards against certain types of employee misconduct and allows for recovery of significant compensation paid to an executive.
Insider Trading Policy
We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including Common Stock, options to purchase shares of Common Stock, preferred stock, and any other type of security that the Company may issue or that relates to the Company’s securities. Company employees, directors and consultants are prohibited from purchasing Common Stock on margin or engaging in transactions, puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, our 2016 Plan prohibits the pledging of any award granted under the 2016 Plan unless otherwise determined by the plan administrator.
Tax Deductibility of Annual Compensation
Section 162(m) of the Internal Revenue Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when structuring compensation programs and strives to balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.
Accounting for Stock-Based Compensation
ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Equity Award Grant Practices
We do not have any program, plan or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. Neither the Board of Directors nor the Committee seeks to time the grant of equity awards based on our stock price.
Severance and Change in Control Arrangements
We consider severance to be an integral part of the overall compensation package for our executives. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executives with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger, or acquisition, and encourage our executives to focus their attention on their work duties and responsibilities in all situations.
We believe that providing the NEOs with severance payments and benefits upon certain terminations of employment is a key retention tools that helps us remain competitive with the companies in our compensation peer group, provides our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control, and appropriately protects our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.
Severance.   We have entered into an employment agreement with Mr. Davis and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment as further described below under the section “Potential Payments upon Termination or Change in Control—Employment Agreements.” Our other NEOs are generally entitled to receive severance pay upon a qualifying termination of employment under the Company’s severance guidelines in an amount determined based on their position and tenure with the Company, which for Mr. Medina, Mr. Chavous, Dr. McAlmont and Mr. Mathis is currently equal to 12 months of base salary. In addition, upon a termination without cause or resignation for good reason, the NEOs may be eligible to receive, subject entirely to the Committee’s discretion and contingent upon signing a release of claims in favor of the Company, accelerated vesting of outstanding and unvested restricted stock awards.

Pursuant to the terms of their outstanding award agreements, in the event the employment of Mr. Medina, Mr. Rhyu, Mr. Chavous, Dr. McAlmont or Mr. Mathis is terminated due to his death or by the Company due to disability, the executive (or his estate) would be entitled to full accelerated vesting of outstanding and unvested restricted stock awards.
Change in Control.   During fiscal 2020, the Committee undertook a review of our current executive severance and change in control arrangements and engaged Compensia to prepare an analysis of the executive severance and change in control arrangements of our peer group and market best practices. In June 2020, we amended Mr. Davis’s employment agreement, which sets forth his entitlements to payments and benefits upon a change in control, as described in more detail below under “Potential Payments Upon Termination or Change in Control—Employment Agreements” and entered into new change in control severance agreements with our other NEOs. The change in control severance agreements with our other NEOs supersede any prior severance entitlements of the NEOs that apply in connection with a change in control and provide that, upon termination of the NEO’s employment by the Company without cause or the resignation of employment by the NEO for good reason, in either case, within two years following a change in control of the Company, the NEO will be entitled to receive, subject to the NEO signing and not revoking a general release of claims and continued compliance with certain restrictive covenants, (i) a lump sum severance payment in an amount equal to 1.5 times the standard severance the NEO would be entitled to receive under the Company’s then-prevailing severance practices and 1.5 times the NEO’s target annual bonus; (ii) reimbursement for the Company-paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the NEO and the NEO’s covered dependents for a period of up to 12 months following termination; and (iii) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the NEO is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
In the event of a change in control, outstanding PSUs held by our NEOs that are earned based on stock price growth measured at the end of fiscal 2021 will be earned based on the stock price paid or implied in the transaction and the earned PSUs will vest immediately.
Risk Assessment in Compensation Programs
Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with the Company’s executive and other compensation programs. In fiscal 2020, the Committee engaged Compensia to review the existing programs and assess whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Among other factors, this assessment considered the program structure, design characteristics and performance-based measures associated with our executive compensation programs and concluded that our executive compensation programs contain a number of safeguards that are expected to minimize excessive risk-taking, including a reasonable mix of cash and equity compensation opportunities, a compensation recovery (clawback) policy, a balanced annual incentive plan design that emphasizes top and bottom line performance, formal policies for the administration of our equity program, a succession plan for key executives and a stock ownership policy for our non-employee directors and executive officers.
Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of our Company, and are supported by the oversight and administration of the Committee with regard to our executive compensation programs.

COMPENSATION TABLES
Summary Compensation Table for Fiscal 2020
The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2020, fiscal 2019, and fiscal 2018.
Name	Fiscal Year	Base Salary	Bonus	Stock Awards (1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Nathaniel A. Davis Chief Executive Officer and Chairman	2020	$927,308	$—	$12,999,976	$1,992,841	$12,555	$15,932,680
	2019	706,731	—	7,676,558	1,385,277	17,131	9,785,697
	2018	509,129	—	4,205,001	1,704,087	17,672	6,435,889
Timothy J. Medina (4) Chief Financial Officer	2020	$82,212	$—	$1,640,985	$—	$137	$1,723,334
James J. Rhyu President, Corporate Strategy, Marketing and Technology	2020	$572,692	$—	$1,999,974	$817,029	$9,546	$3,399,241
	2019	495,192	—	3,654,349	517,673	9,211	4,676,425
	2018	500,000	—	755,967	618,263	9,549	1,883,779
Kevin P. Chavous President of Academics, Policy and Schools	2020	$511,292	$—	$1,199,962	$581,839	$12,391	$2,305,484
	2019	487,644	—	3,329,353	499,931	14,943	4,331,871
	2018	317,557	85,000	1,000,017	388,439	94,303	1,885,317
Shaun E. McAlmont President, Career Readiness Education	2020	$477,500	$—	$999,960	$545,634	$11,474	$2,034,568
	2019	332,000	85,000	4,334,902	334,366	100,014	5,186,282
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	2020	$414,615	$—	$699,982	$383,293	$43,787	$1,541,677
	2019	317,769	50,000	3,265,637	316,042	45,286	3,994,734

(1)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For performance-based restricted stock awards, amounts are shown based on the probable outcome of the performance condition, which are shown based on the target award level. If maximum performance is assumed for the performance-based restricted stock awards, the total grant date value of stock awards for each NEO would be as follows: Mr. Davis: $13,494,974, Mr. Rhyu: $2,329,971, Mr. Chavous: $1,397,956, Mr. McAlmont: $1,164,953, and Mr. Mathis: $815,480. For PSUs granted to Mr. Medina, amounts shown reflect the grant date fair values calculated using a Monte Carlo simulation model as these awards were market-based awards. The fair value was determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of  $23.00; an average of the one-year and two-year continuously compounded equivalent risk-free rate; an expected stock price volatility of 45%; and an expected term of approximately 1.5 years.

(2)
All amounts are reported in the year earned, regardless of when they are paid.

(3)
The amounts in this column consist of 401(k) plan matching contributions, Company-paid life insurance and long-term disability premiums. The amounts paid to Dr. McAlmont and Mr. Mathis also include $552 and $35,874, respectively, in moving expenses.

(4)
The base salary earned by Mr. Medina for fiscal 2020 was prorated for his partial year of service.

Grants of Plan-Based Awards During Fiscal 2020 Table
The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2020. The equity awards described in the following table were granted under our 2016 Plan.
		Estimated Possible Payouts under Nonequity Incentive Plan Awards (1)		Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards (#)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nathaniel A. Davis Chief Executive Officer and Chairman	—	1,402,500	2,805,000	—	—	—	—	—
	8/15/2019 (2)	—	—	42,995	53,744	71,480	—	1,499,995
	8/15/2019 (3)	—	—	—	358,294	—	—	9,999,986
	8/15/2019 (4)	—	—	—	—	—	53,744	1,499,995
Timothy J. Medina Chief Financial Officer	—	—	—	—	—	—	—	—
	4/13/2020 (5)	—	—	35,352	64,827	66,934	—	840,999
	4/13/2020 (4)	—	—	—	—	—	34,782	799,986
James J. Rhyu President, Corporate Strategy, Marketing and Technology	—	575,000	1,150,000	—	—	—	—	—
	8/15/2019 (2)	—	—	28,663	35,829	47,653	—	999,987
	8/15/2019 (4)	—	—	—	—	—	35,829	999,987
Kevin P. Chavous President of Academics, Policy and Schools	—	409,480	818,960	—	—	—	—	—
	8/15/2019 (2)	—	—	17,198	21,497	28,591	—	599,981
	8/15/2019 (4)	—	—	—	—	—	21,497	599,981
Shaun E. McAlmont President, Career Readiness Education	—	384,000	768,000	—	—	—	—	—
	8/15/2019 (2)	—	—	14,331	17,914	23,826	—	499,980
	8/15/2019 (4)	—	—	—	—	—	17,914	499,980
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	269,750	539,500	—	—	—	—	—
	8/15/2019 (2)	—	—	10,032	12,540	16,678	—	349,991
	8/15/2019 (4)	—	—	—	—	—	12,540	349,991

(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2020 base salaries for each NEO. For additional information regarding our Executive Bonus Plan, see “Fiscal 2020 Compensation Decisions—Determination of Annual Incentive Compensation” above.

(2)
Represents performance-based restricted stock awards that will be earned based on the attainment of Adjusted EBITDA performance levels for fiscal 2020, with any earned shares vesting in equal annual installments over three years from the date of grant.

(3)
Represents performance-based restricted stock awards granted to Mr. Davis that will be earned based on the attainment of free cash flow targets in fiscal years 2020, 2021, and 2022. See “Fiscal 2020 Compensation Decisions—CEO One-Time Award” for additional information.

(4)
Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.

(5)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the end of fiscal 2021. The PSUs do not have target award levels. In accordance with the instructions to Item 402(d) of Regulation S-K, which requires disclosure of a representative amount if the target amount is not determinable, the target amount shown in the table is based on the prior fiscal year’s performance.

Outstanding Equity Awards at End of Fiscal 2020 Table
The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2020. The section titled “Determination of Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Nathaniel A. Davis Chief Executive Officer and Chairman	420,000	—	$21.26	01/07/21	—	—	—	—
	97,720	—	$33.92	09/19/21	—	—	—	—
	185,985	—	$18.17	09/04/22	—	—	—	—
	243,112	—	$13.43	09/10/23	—	—	—	—
	—	—	—	—	727,673 (1)	19,821,813	—	—
	—	—	—	—	—	—	222,885 (2)	6,071,387
	—	—	—	—	358,294 (3)	9,759,929	—	—
Timothy J. Medina Chief Financial Officer	—	—	—	—	66,934 (1)	1,823,282	—	—
	—	—	—	—	—	—	34,782 (4)	947,462
James J. Rhyu President, Corporate Strategy, Marketing and Technology	—	—	—	—	382,433 (1)	10,417,475	—	—
	—	—	—	—	—	—	1,708 (5)	46,526
	—	—	—	—	—	—	114,518 (6)	3,119,470
Kevin P. Chavous President of Academics, Policy and Schools	—	—	—	—	382,433 (1)	10,417,475	—	—
	—	—	—	—	—	—	2,417 (7)	65,839
	—	—	—	—	—	—	80,016 (8)	2,179,636
Shaun E. McAlmont President, Career Readiness Education	—	—	—	—	138,606 (1)	3,775,627	—	—
	—	—	—	—	—	—	62,725 (9)	1,708,629
	—	—	—	—	—	—	—	—
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	—	—	—	103,954 (1)	2,831,707	—	—
	—	—	—	—	—	—	46,008 (10)	1,253,258
	—	—	—	—	—	—	—	—
(1)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the end of fiscal 2021. The number of shares is based on the three-year CAGR of 30.0% and a stock price hurdle of  $37.35 per share.

(2)
Mr. Davis’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
46,300 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2018. The shares were deemed earned in early fiscal 2019, and vested on August 2, 2020;

•
23,135 shares vested on September 18, 2020 and 23,135 shares will vest on each of March 18, 2021 and September 18, 2021;

•
58,811 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2020. The shares were deemed earned in early fiscal 2021. 19,604 of the shares vested on August 10, 2020 and the remaining two-thirds will vest in annual installments over the following two years; and

•
5,375 shares vested on August 15, 2020 and 42,994 shares will vest semi-annually in four equal installments beginning on February 15, 2021.

(3)
Represents performance-based restricted stock granted to Mr. Davis in fiscal 2020. The restricted shares vest based on attaining free cash flow performance goals for each of fiscal year 2020, 2021 and 2022 or based on attaining a cumulative three-year free cash flow goal for fiscal years 2020-2022. To the extent earned, awards will vest on August 15, 2021 and August 15, 2022.

(4)
Mr. Medina’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
3,479 shares vested on October 15, 2020, 3,479 shares will vest on April 15, 2021, 27,824 shares will vest semi-annually in four equal installments beginning on October 15, 2021.

(5)
Represents performance-based restricted shares granted in fiscal 2018. These shares were deemed earned in early fiscal 2019 based upon the attainment of free cash flow performance metrics for fiscal 2018, as modified by our total stockholder return ranking as compared to companies in the Russell 2000 Index. The shares vested on August 1, 2020.

(6)
Mr. Rhyu’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
12,077 shares vested on August 31, 2020 and 12,077 shares will vest on each of February 28, 2021 and August 31, 2021;

•
6,834 shares vested on September 20, 2020;

•
39,207 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2020. The shares were deemed earned in early fiscal 2021. 13,069 of the shares vested on August 10, 2020 and the remaining two-thirds will vest in annual installments over the following two years; and

•
3,583 shares vested on August 15, 2020 and 28,663 shares will vest semi-annually in four equal installments beginning on February 15, 2021.

(7)
Represents performance-based restricted shares granted in fiscal 2018. These shares were deemed earned in early fiscal 2019 based upon the attainment of free cash flow performance metrics for fiscal 2018, as modified by our total stockholder return ranking as compared to companies in the Russell 2000 Index. The shares vested on August 1, 2020.

(8)
Mr. Chavous’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
5,741 restricted shares represent performance-based restricted stock granted to Mr. Chavous in fiscal 2018. The shares were deemed earned in early fiscal 2019 based on Mr. Chavous’ performance as measured against individual performance metrics, and vested on August 1, 2020;

•
8,454 shares vested on August 31, 2020 and 8,454 shares will vest on each of February 28, 2021 and August 31, 2021;

•
6,042 shares will vest on December 15, 2020;

•
23,524 restricted shares represent performance-based restricted stock granted to Mr. Chavous in fiscal 2020. The shares were deemed earned in early fiscal 2021. 7,842 of the shares vested on August 10, 2020 and the remaining two-thirds will vest in annual installments over the following two years; and

•
2,150 shares vested on August 15, 2020 and 17,197 shares will vest semi-annually in four equal installments beginning on February 15, 2021.

(9)
Dr. McAlmont’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
9,000 shares vested on August 15, 2020 and 18,000 shares will vest semi-annually in two equal installments beginning on February 15, 2021;

•
19,603 restricted shares represent performance-based restricted stock granted to Dr. McAlmont in fiscal 2020. The shares were deemed earned in early fiscal 2021. 6,535 of the shares vested on August 10, 2020 and the remaining two-thirds will vest in annual installments over the following two years; and

•
1,792 shares vested on August 15, 2020 and 14,330 shares will vest semi-annually in four equal installments beginning on February 15, 2021.

(10)
Mr. Mathis’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
7,000 shares vested on September 15, 2020 and 7,000 shares will vest on each of March 15, 2021 and September 15, 2021;

•
13,722 restricted shares represent performance-based restricted stock granted to Mr. Mathis in fiscal 2020. The shares were deemed earned in early fiscal 2021. 4,574 of the shares vested on August 10, 2020 and the remaining two-thirds will vest in annual installments over the following two years; and

•
1,254 shares vested on August 15, 2020 and 10,032 shares will vest semi-annually in four equal installments beginning on February 15, 2021.

Option Exercises and Stock Vested During Fiscal 2020 Table
The following table provides information about the value realized by the NEOs as a result of the vesting of restricted stock awards during the fiscal year ended June 30, 2020. No stock options were exercised by the NEOs during fiscal 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Nathaniel A. Davis	230,946	5,935,839
Timothy J. Medina	—	—
James J. Rhyu	54,783	1,268,110
Kevin P. Chavous	34,790	864,848
Shaun E. McAlmont	15,292	310,786
Vincent W. Mathis	11,754	289,584

(1)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our Common Stock on the date of vesting.

Fiscal 2020 Non-Qualified Deferred Compensation Table
The following table sets forth certain information with respect to amounts deferred by the NEOs during the fiscal year ended June 30, 2020, under our Deferred Compensation Plan, which is discussed in more detail in the Compensation Discussion and Analysis above.
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Nathaniel A. Davis	—	—	—	—	—
Timothy J. Medina	—	—	—	—	—
James J. Rhyu	28,750	—	11,890	—	517,330
Kevin P. Chavous	—	—	—	—	—
Shaun E. McAlmont	—	—	—	—	—
Vincent W. Mathis	—	—	—	—	—
Potential Payments upon Termination or Change in Control
We have entered into an employment agreement with Mr. Davis and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain payments and benefits upon a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs, are described in more detail below.
Employment Agreements
Summary of Employment Agreement with Mr. Davis
In connection with our review of change in control arrangements for our NEOs, we amended the employment agreement with Mr. Davis during fiscal 2020. The term of the employment agreement, as amended, expires on September 30, 2022 and automatically renews for successive one-year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.
Under the terms of the employment agreement, as amended, Mr. Davis is entitled to receive an annual base salary of  $935,000 and is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and a maximum award opportunity of 300% of his base salary. Mr. Davis is also entitled to annual awards under the Company’s equity incentive award plans and programs as in effect from time to time with a target award level in the range of  $2,700,000 to $3,300,000, subject to such vesting criteria to be determined by the Board of Directors and Mr. Davis at the time of the grant, including performance-based vesting criteria.
If we terminate Mr. Davis’ employment without cause or he resigns for good reason, Mr. Davis will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, plus one times his target annual bonus, and (ii) 12 months of continued health, medical, dental and vision benefits (or a payment in lieu thereof). In addition, upon such a termination, or if we elect not to renew the employment agreement, Mr. Davis’ outstanding equity awards will continue to vest while he continues to serve as a member of the Board and if Mr. Davis is asked to leave the Board, Mr. Davis will be entitled to accelerated vesting of his outstanding equity awards, provided that performance-based awards will only be payable subject to the attainment of the applicable performance measures, and an extended option exercise period of one year. If Mr. Davis’ termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Davis will be entitled to receive the severance payments and benefits described above, except that, he would receive two times his target annual bonus and all of Mr. Davis’ outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

Notwithstanding the terms of his employment agreement, as a means to incentivize Mr. Davis’ continued employment, the Board approved a “modifier” to Mr. Davis’ PSUs that reduces the number of PSUs that would otherwise be eligible to vest in certain circumstances. Pursuant to this modifier, if Mr. Davis voluntarily resigns from employment during the third year of the performance period, he will remain eligible to vest in 75% of the PSUs that otherwise would have vested had he remained employed through the end of the performance period. In addition, in the event Mr. Davis no longer serves as Chief Executive Officer, but continues as a member of the Board, the restricted stock award that vests based on the attainment of free cash flow targets will, for so long as he continues on the Board, remain eligible to vest in accordance with its terms, subject to attainment of the applicable free cash flow targets.
In the event Mr. Davis’ employment is terminated due to his death or by the Company due to disability, Mr. Davis (or his estate) will be entitled to receive (i) continued base salary payments for three months, (ii) a prorated annual bonus, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12-month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures.
Mr. Davis’ receipt of any severance payments or benefits (other than upon death or disability) is generally contingent upon his entering into a customary separation agreement with the Company containing a release of claims in favor of the Company. The employment agreement also contains a three-year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with us or solicit our customers or employees for 12 months following termination. If Mr. Davis is terminated without cause or resigns for good reason, in either case, within 24 months following a change in control and the Company or the successor entity elects to continue Mr. Davis’ compliance with the non-compete provision, then Mr. Davis will be entitled to an additional payment equal to one time his then-current base salary.
The employment agreement also provides that if any other Company named executive officer’s employment terms are changed so as to provide better terms and conditions of employment than those provided in Mr. Davis’ employment agreement, then Mr. Davis will receive those same improved terms and conditions of employment.
Summary of Letter Agreement with Mr. Rhyu
We have entered into a letter agreement with Mr. Rhyu pursuant to which, in the event his employment is terminated without cause or he resigns for good reason, Mr. Rhyu is entitled to 12 months of base salary continuation and any earned but unpaid bonus for the fiscal year immediately preceding the year of termination.
The agreement also provides that Mr. Rhyu is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one-year period following termination of employment.
Change in Control Arrangements
Except as described below with respect to outstanding PSUs, none of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination of employment in connection with the change in control. In June 2020 we entered into new change in control agreements with our executives, other than Mr. Davis, pursuant to which they are entitled to certain additional payments and benefits in the event they incur a qualifying termination of employment within the 24-month period following a change in control of the Company. These agreements are described in more detail above under the heading “Severance and Change in Control Arrangements—Change in Control.” Pursuant to the terms of his employment agreement, Mr. Davis is entitled to certain additional payments and benefits in the event he incurs a qualifying termination of employment within 24 months following a change in control as described above.
In the event of a change in control, outstanding PSUs held by our NEOs that are earned based on stock price growth measured at the end of fiscal 2021 will be earned based on the stock price paid or implied in the transaction and the earned PSUs will vest immediately.

Potential Value of Termination and Change-in-Control Benefits
The following table provides the dollar value of the potential payments and benefits that each NEO would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the termination or change in control, as applicable, occurred on June 30, 2020, and the price per share of our Common Stock equaled $27.24, the value of one share of our Common Stock on the last trading day of fiscal 2020.
Name	Payment	Death	Disability	Termination Without Cause	Constructive Termination / Good Reason	Change in Control (no Termination)	Change in Control (and Qualifying Termination) (1)
Nathaniel A. Davis	Salary Continuation	$233,750	$233,750	$2,805,000	$2,805,000	—	$2,805,000
	Bonus	1,992,841	1,992,841	1,402,500	1,402,500	—	2,805,000
	Benefit Continuation (2)	7,145	7,145	7,145	7,145	—	7,145
	Restricted Stock Vesting (3)	3,494,838	3,494,838	5,244,626	5,244,626	—	6,071,387
	PSU Vesting (4)	—	—	—	—	15,118,605	—
Timothy J. Medina	Salary Continuation	—	—	475,000	475,000	—	712,500
	Bonus	—	—	—	—	—	570,000
	Benefit Continuation (2)	—	—	—	—	—	12,995
	Restricted Stock Vesting (3)	947,462	947,462	—	—	—	947,462
	PSU Vesting (4)	—	—	—	—	1,313,764	—
James J. Rhyu	Salary Continuation	—	—	575,000	575,000	—	862,500
	Bonus	—	—	—	—	—	862,500
	Benefit Continuation (2)	—	—	—	—	—	14,077
	Restricted Stock Vesting (3)	3,165,996	3,165,996	—	—	—	3,165,996
	PSU Vesting (4)	—	—	—	—	5,580,092	—
Kevin P. Chavous	Salary Continuation	—	—	511,850	511,850	—	767,775
	Bonus	—	—	—	—	—	614,220
	Benefit Continuation (2)	—	—	—	—	—	12,995
	Restricted Stock Vesting (3)	2,245,475	2,245,475	—	—	—	2,245,475
	PSU Vesting (4)	—	—	—	—	5,463,373	—
Shaun E. McAlmont	Salary Continuation	—	—	480,000	480,000	—	720,000
	Bonus	—	—	—	—	—	576,000
	Benefit Continuation (2)	—	—	—	—	—	14,077
	Restricted Stock Vesting (3)	1,708,629	1,708,629	—	—	—	1,708,629
	PSU Vesting (4)	—	—	—	—	—	—
Vincent W. Mathis	Salary Continuation	—	—	415,000	415,000	—	622,500
	Bonus	—	—	—	—	—	404,625
	Benefit Continuation (2)	—	—	—	—	—	12,725
	Restricted Stock Vesting (3)	1,253,258	1,253,258	—	—	—	1,253,258
	PSU Vesting (4)	—	—	—	—	—	—

(1)
Amount shown assumes that the Company or a successor to the Company does not require Mr. Davis’ continued compliance with the non-compete provision of his employment agreement after his termination. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of one time his base salary, which was equal to $935,000 as of June 30, 2020.

(2)
Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.

(3)
Amounts shown include the portion of outstanding restricted shares that would vest in each of the circumstances described above.

(4)
Amounts shown include the portion of PSUs that would vest in a change in control based on the closing price of our Common Stock on June 30, 2020.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chairman and CEO, Mr. Davis. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
There were no changes to the employee population or compensation programs from fiscal 2019 to fiscal 2020 that would significantly impact our pay ratio disclosure. As a result, we are using the same median employee identified in the CEO Pay Ratio disclosure included in our 2018 and 2019 proxy statements. This employee represented the median employee following an examination of annual base salaries for fiscal 2018 of all employees who were employed by us on April 30, 2018, excluding our CEO. We included all employees in this analysis, whether employed on a full-time, part-time or seasonal basis, which yielded a total employee population of 4,757. We did not make any cost-of-living or other adjustments to employee compensation.
The median employee had no change in role and no significant change to compensation from fiscal 2019 to fiscal 2020. For the median employee, we calculated the annual total compensation for fiscal 2020 using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for Fiscal 2020.
For fiscal 2020, the annual total compensation for our median employee was $51,502 and the annual total compensation for our Chairman and CEO was $15,932,680, resulting in an estimated pay ratio of 309 to 1.

COMPENSATION COMMITTEE REPORT
The Compensation Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.
This report is provided by the following independent directors, who comprise the Committee:
Members of the Compensation Committee
Robert E. Knowling, Jr. (Chairman)
John M. Engler
Steven B. Fink
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Policies and Procedures for Related-Party Transactions
We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of  $250,000, the Board of Directors will review the relevant facts and circumstances of all related-party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related-party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.
Compensation Committee Interlocks and Insider Participation
During fiscal 2020, Messrs. Engler, Fink, and Knowling served on our Compensation Committee. During fiscal 2020, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the board of directors or the compensation committee of any other company. During fiscal 2020, no members of the Compensation Committee were current or former officers of the Company or were employees of the Company and no members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Section 14 of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2020 compensation of our NEOs, as disclosed in this Proxy Statement. This Proposal, commonly known as a “Say on Pay” proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables that follow, included in this Proxy Statement, for additional details about our executive compensation programs, including information about the fiscal 2020 compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The Say on Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns. We expect to hold our next Say on Pay vote at our 2021 annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR
Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO USA, LLP (“BDO USA”), as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2021. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA is expected to attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders, if any.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person (virtually) or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF BDO USA AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2021.
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees and expenses billed to us by BDO USA for fiscal years 2019 and 2020:
	2019	2020
Audit Fees	$1,119,500	$1,109,700
Audit-Related Fees	142,750	315,500
Tax Fees	—	—
All Other Fees	—	—
Total	$1,262,250	$1,425,200
Audit Fees are for professional services for the Company’s annual audit, including the audit of internal control over financial reporting for fiscal 2019 and 2020, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2019 and 2020 were for professional services associated with audits of certain managed schools and other minor matters.
The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2019 and 2020 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
In accordance with a written charter adopted by the Board of Directors, the Audit Committee, or the “Committee”, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.
In this context, the Committee has met and held discussions with management, the independent auditors and the internal audit department, as well as legal counsel. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.
The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2020, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on August 12, 2020. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021, and the Board of Directors accepted its recommendation.
Members of the Audit Committee
Steven B. Fink (Chairman)
Aida M. Alvarez
Robert L. Cohen
Victoria D. Harker
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 19, 2020, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s voting securities. As of October 19, 2020, 41,536,151 shares of our Common Stock were outstanding.
Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.
	Shares Beneficially Owned (1)
		Percent
James J. Rhyu (2)	247,150	*
Kevin P. Chavous (3)	70,701	*
Shaun E. McAlmont (4)	65,899	*
Vincent W. Mathis (5)	39,949	*
Timothy J. Medina (6)	41,009	*
Nathaniel A. Davis (7)	790,806	1.90%
Aida M. Alvarez (8)	21,045	*
Craig R. Barrett (9)	56,694	*
Guillermo Bron (10)	59,202	*
Robert L. Cohen (11)	9,201	*
John M. Engler (12)	51,383	*
Steven B. Fink (13)	148,490	*
Victoria D. Harker (14)	5,284
Robert E. Knowling, Jr. (15)	17,012	*
Liza McFadden (16)	19,493	*
All Directors and Executive Officers as a Group (15 persons) (17)	1,643,318	3.95%
BlackRock, Inc. (18)	2,854,899	6.87%
The Vanguard Group (19)	3,652,503	8.79%
Dimensional Fund Advisors (20)	3,356,184	8.08%

*
Denotes less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 18, 2019 and not subject to repurchase as of that date. Shares issuable pursuant to options and deferred stock units are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)
Includes 63,912 unvested shares of restricted Common Stock that are subject to forfeiture.

(3)
Includes 51,242 unvested shares of restricted Common Stock that are subject to forfeiture.

(4)
Includes 43,425 unvested shares of restricted Common Stock that are subject to forfeiture.

(5)
Includes 32,907 unvested shares of restricted Common Stock that are subject to forfeiture.

(6)
Includes 39,068 unvested shares of restricted Common Stock that are subject to forfeiture.

(7)
Includes 122,049 unvested shares of restricted Common Stock that are subject to forfeiture.

(8)
Includes 5,961 deferred stock units that are subject to forfeiture.

(9)
Includes 5,961 unvested shares of restricted Common Stock that are subject to forfeiture.

(10)
Includes 5,961 unvested shares of Common Stock that are subject to forfeiture.

(11)
Includes 5,961 deferred stock units that are subject to forfeiture.

(12)
Includes 5,961 unvested shares of restricted Common Stock that are subject to forfeiture.

(13)
Includes 5,961 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.

(14)
Includes 5,284 unvested shares of restricted Common Stock that are subject to forfeiture.

(15)
Includes 5,961 deferred stock units that are subject to forfeiture.

(16)
Includes 5,961 deferred stock units that are subject to forfeiture.

(17)
Includes 381,731 unvested shares of restricted Common Stock and 23,844 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.

(18)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 5, 2020. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(19)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 12, 2020. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(20)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 12, 2020. The address for Dimensional Fund Advisors, LP is Building One 6300, Bee Cave Road, Austin, TX 78746.

DELINQUENT SECTION 16(a) REPORTS
Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity-derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis during fiscal 2019, except for one Form 4 for Timothy Medina that was filed late on April 16, 2020 due to an administrative error.
INTEREST OF CERTAIN PERSONS IN
MATTERS TO BE ACTED ON
No director or executive officer of K12 who has served in such capacity since July 1, 2019, or any associate of any such director or officer, to the knowledge of the executive officers of K12, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this Proxy Statement.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.
Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.

PROPOSALS BY OUR STOCKHOLDERS
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 27, 2021. Accordingly, stockholder proposals must be received no later than June 29, 2021. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.
Additionally, our bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2021 annual meeting of stockholders, any notification must be made no earlier than August 17, 2021 and no later than September 16, 2021. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters.
Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.
Any person from whom proxies for the Annual Meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2019, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.
In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Thursday, December 3, 2020, which is eight business days prior to the date of the Annual Meeting.
You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of October 27, 2020. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LRN2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24585-P44928 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

K12 INC.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Withhold
1a. Aida M. Alvarez	☐	☐
1b. Craig R. Barrett	☐	☐
1c. Guillermo Bron	☐	☐
1d. Robert L. Cohen	☐	☐
1e. Nathaniel A. Davis	☐	☐
1f. John M. Engler	☐	☐
1g. Steven B. Fink	☐	☐
1h. Victoria D. Harker	☐	☐
1i. Robert E. Knowling, Jr.	☐	☐
1j. Liza McFadden	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

D24586-P44928

K12 INC.
Annual Meeting of Stockholders
December 15, 2020 10:00 AM
This proxy is solicited by the Board of Directors

The above signed stockholder of K12 Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Nathaniel A. Davis and Vincent W. Mathis, and each of them, with the power to act without the other and with the power of substitution, as proxies (the "Proxy Holders") and attorneys-in-fact for the above signed, to attend the annual meeting of stockholders of the Company to be held virtually on December 15, 2020 at 10:00 A.M., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the above signed all votes that the above signed is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the above signed at the annual meeting with all powers possessed by the above signed if personally present at the annual meeting. This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder.

If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted "FOR" the election of the Board of Directors nominees named in the proxy statement; "FOR" the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and "FOR" the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2021. Stockholders may revoke their Proxy by attending and casting their vote at the virtual meeting.

PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2020 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revokes any proxy or proxies heretofore given with respect to such annual meeting.

Continued and to be signed on reverse side